UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Special Meeting of Shareholders Adjourned Until November 19, 2009

Dear iShares Shareholder,

The iShares Funds recently contacted you regarding a Special Meeting of Shareholders (the “Meeting”) to approve a new investment advisory agreement for all iShares Funds and to approve a change in the classification of the investment objective for certain iShares Funds. Due to a lack of sufficient shareholder votes, the Meeting has been adjourned to November 19, 2009 at 5:00 PM (PST) with regard to your iShares Fund(s).

We have not yet received your vote. Shareholder action is required to approve a new investment advisory agreement for each iShares Fund to ensure that each iShares Fund continues to operate without interruption. We urge you to vote as soon as possible in order for your iShares Fund(s) to obtain a sufficient number of votes.

If we do not have a sufficient number of votes to hold the Meeting or approve the proposals, we will adjourn the Meeting further and the Boards of Directors/Trustees of the iShares Funds may have to take additional actions with regard to your iShares Fund(s).

Three independent entities recommend that shareholders vote in favor of the two proposals:

•	The Boards of Directors/Trustees of the iShares Funds, which are over 75% independent and oversee the iShares Funds on behalf of shareholders.

•	RiskMetrics Group’s ISS Governance Services Unit and Glass-Lewis & Co., two independent proxy advisory firms.

If you have any questions or to vote your shares, please call 1-866-450-8471. Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (EST), and Saturday from 10:00 AM to 9:00 PM (EST). If you are an institutional shareholder or a shareholder located outside the U.S. and need assistance in voting your shares, please call +1 646-378-4860 (international collect calls are accepted). You may also vote by mail, automated telephone, or internet, as further detailed on the enclosed proxy card.

On behalf of the Boards of Directors/Trustees of the iShares Funds, please accept my thanks for your participation in this important matter.

Sincerely,

/s/ Lee T. Kranefuss
Lee T. Kranefuss
Chairman of the Boards of Directors/Trustees iShares, Inc. and iShares Trust

Dear Institutional Investor:

The Special Meeting of iShares, Inc. and iShares Trust (the “Companies”) scheduled for November 4, 2009, is only five days away. Your vote participation is extremely important. Please help us save further solicitation costs by voting today all share positions held on the August 25, 2009 record date.

If you have sold your shares after the August 25, 2009 record date, you still retain voting rights at the Special Meeting and your vote is still important to us.

We urge you to vote promptly without waiting until the final moments of the solicitation.

If you have any questions or need assistance voting your shares, please call us collect at +1 646-378-4860.

Sincerely,

D. F. King & Co., Inc.